Exhibit 99.1

Karen Denning	Mike Steele
Media Relations	Investor Relations
630-864-6050	561-438-3657
Karen.Denning@officedepot.com	Michael.Steele@officedepot.com

OFFICE DEPOT, INC. TO TRANSFER STOCK LISTING TO THE NASDAQ GLOBAL SELECT MARKET

Boca Raton, Fla., September 15, 2014 – Office Depot, Inc. (“Office Depot” or the “company”) (NYSE: ODP), a leading global provider of office products, services and solutions formed by the merger of Office Depot and OfficeMax Incorporated, today announced that it has chosen to transfer the listing of its common stock from the New York Stock Exchange (the “NYSE”) to The NASDAQ Global Select Market (“NASDAQ”). The company expects its common stock to cease trading on the NYSE effective at the close of business on September 25, 2014, and to commence trading on NASDAQ on September 26, 2014, when the market opens. The company will retain its current ticker symbol “ODP” when trading begins on NASDAQ.

“We are pleased to partner with NASDAQ as our new stock market listing. We believe NASDAQ will provide an ideal trading platform for Office Depot and cost effective access to a portfolio of tools and services to reach investors,” said Stephen Hare, Office Depot’s executive vice president and chief financial officer. “While we are looking forward to our new relationship with NASDAQ, the NYSE was our listing home for many years, and they have served us well over that time.”

“We are proud to welcome Office Depot to the NASDAQ family,” said Bob McCooey, senior vice president of the Corporate Client Group at NASDAQ OMX. “Office Depot provides workplace supply products and solutions to customers around the world and is a leader in its industry. We look forward to a long and successful partnership.”

About Office Depot, Inc.

Formed by the merger of Office Depot and OfficeMax, Office Depot, Inc. is a leading global provider of products, services, and solutions for every workplace – whether your workplace is an office, home, school, or car.

Office Depot, Inc. is a resource and a catalyst to help customers work better. We are a single source for everything customers need to be more productive, including the latest technology, core office supplies, print and document services, business services, facilities products, furniture, and school essentials.

The company has combined pro forma annual sales of approximately $17 billion, employs more than 60,000 associates, and serves consumers and businesses in 57 countries with more than 2,000 retail stores, award-winning e-commerce sites and a dedicated business-to-business sales organization – all delivered through a global network of wholly owned operations, joint ventures, franchisees, licensees and alliance partners. The company operates under several banner brands including Office Depot, OfficeMax, OfficeMax Grand & Toy, Reliable and Viking. The company’s portfolio of exclusive product brands include TUL, Foray, DiVOGA, Ativa, WorkPRO, RealSpace and HighMark.

Additional press information can be found at news.officedepot.com.

All trademarks, service marks and trade names of Office Depot, Inc. and OfficeMax Incorporated used herein are trademarks or registered trademarks of Office Depot, Inc. and OfficeMax Incorporated, respectively. Any other product or company names mentioned herein are the trademarks of their respective owners.

Office Depot Safe Harbor Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, expectations regarding the timing of the Company’s proposed voluntary transfer of the listing of its common stock from the NYSE to NASDAQ and the potential benefits of listing on NASDAQ. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the Company’s control. Therefore, investors and shareholders should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, relevant regulatory approvals and processing, our success in managing the risks involved in the foregoing and other factors described in the Company’s filings with the Securities and Exchange Commission. Investors and shareholders should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business described in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the SEC. The Company does not assume any obligation to update these forward-looking statements.